Exhibit 1.1

EXECUTION VERSION

CAREFUSION CORPORATION

UNDERWRITING AGREEMENT

May 15, 2014

To the Representatives named

in Schedule I hereto of

the Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

CareFusion Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in Schedule II of $300 million aggregate principal amount of the Company’s 1.450% Notes due 2017, $400 million aggregate principal amount of the Company’s 3.875% Notes due 2024 and $300 million aggregate principal amount of the Company’s 4.875% Notes due 2044 (collectively, the “Securities”). Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Representatives”) have agreed to act as the representatives of the several Underwriters in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of July 21, 2009 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (or any successor thereto, the “Trustee”), as supplemented by the third supplemental indenture, to be dated as of May 22, 2014 (the “Third Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations (the “DTC Agreement”), between the Company and the Depositary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Act) on Form S-3 (File No. 333-195887), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Securities, and other securities of the Company, and the offering thereof from time to time in accordance with Rule 415 under the Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Act after the date and time that this Underwriting Agreement (the “Agreement”) is executed by the parties hereto (the “Time of Execution”). The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act prior to the time when sales of the Securities were first made at 5:00 p.m. (New York City time) on May 15, 2014 (the “Time of Sale”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

All references herein to financial statements and schedules and other information which are “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Time of Sale; and all references herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement, the Prospectus and the Preliminary Prospectus shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) after the Time of Sale which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be.

1. Representations and Warranties. The Company hereby represents, warrants and covenants to each Underwriter that, as of the date hereof, as of the Time of Sale and as of the Closing Date (as defined below) (in each case, a “Representation Date”):

(a) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b) The Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein.

(c) Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) The term “Time of Sale Information” shall mean (i) the Preliminary Prospectus dated May 15, 2014, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule IV hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Information. The Time of Sale Information did not, and as of its date and the Closing Date, the Prospectus, did not or will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties as to the information contained in or omitted from the Time of Sale Information or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Time of Sale Information. Each document listed in Schedule V hereto (each a “Company Supplemental Disclosure Document”) does not conflict with the information contained in the Preliminary Prospectus, the Time of Sale Information or the Prospectus and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Time of Sale Information as of the Time of Sale, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties as to the information contained in or omitted from any Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Company Supplemental Disclosure Document. The Company has not distributed and will not distribute, prior to the later of (x) the Closing Date and (y) the completion of the Underwriters’ distribution of the Securities (notice of which shall be given to the Company by the Underwriters if occurring after the Closing Date), any offering material in connection with the offering and sale of the Securities other than the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement to or of the Prospectus.

(e) The financial statements and the related notes thereto included in the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Time of Sale Information and the Prospectus present fairly the information required to be stated therein; and the other financial and statistical information included in the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. All pro forma financial statements or data included in the Time of Sale Information and the Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included in the Time of Sale Information or the Prospectus that are not included as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f) Since the date of the most recent financial statements included in the Time of Sale Information and the Prospectus, there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, earnings, business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus.

(g) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with the corporate power and authority to own and hold under lease its properties and conduct its business as described in the Time of Sale Information and the Prospectus and holds all material licenses and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) Each of the Company’s significant subsidiaries (as defined in Rule 405 under the Act (“Rule 405”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with the power and authority

(corporate and other) to own and hold under lease its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and holds all material licenses and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(i) The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any material lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) The Base Indenture has been duly qualified under the Trust Indenture Act and has been validly authorized, executed and delivered and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity. The Base Indenture conforms in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(k) The Third Supplemental Indenture shall comply in all material respects with the requirements of the Trust Indenture Act and has been duly and validly authorized, and when duly executed and delivered by the Company and, assuming due execution and delivery by the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity. The Third Supplemental Indenture will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(l) The Securities have been duly and validly authorized and, when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity. The Securities will conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus.

(m) There (i) are no legal or governmental proceedings pending, or, to the knowledge of the Company, threatened that would be required to be described in the Time of Sale Information or the Prospectus which are not described as required, and (ii) is no contract or document of a character required to be described in the Time of Sale Information or the Prospectus which are not described as required.

(n) Neither the Company nor any of its subsidiaries is in breach or violation of, or default under (i) its charter or by-laws, (ii) any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their property is bound or (iii) any law, administrative regulation or court decree applicable to the Company or any of its subsidiaries, except, with respect to clauses (ii) and (iii) above, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. The issue and sale of the Securities, the execution and delivery of the Securities, this Agreement, the Indenture and the DTC Agreement, the performance of the obligations of the Company set forth herein and therein, and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach or violation of, or default under, (x) the charter or by-laws of the Company or any of its subsidiaries, (y) any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their property is bound, or (z) any law, administrative regulation or court decree applicable to the Company or any of its subsidiaries, except, with respect to clauses (y) and (z) above, where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect and except where such a breach or default would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Indenture, the DTC Agreement and the Securities.

(o) Neither the execution and delivery of this Agreement, the Indenture, the Securities or the DTC Agreement nor the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters).

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) The DTC Agreement has been duly and validly authorized, and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and legally binding agreement of, the Company.

(r) The Company is not, and after giving effect to the offering of the Securities and the application of the proceeds thereof, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) Ernst & Young LLP, which expressed its opinion with respect to the financial statements and supporting schedules included in the Time of Sale Information and the Prospectus as described under “Experts,” is an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States). PricewaterhouseCoopers LLP (“PWC”), which has reviewed certain financial statements included in the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(t) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executives and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the Company’s internal controls, other than those which have been disclosed to the Representatives and for which remediation plans are being developed and implemented.

(u) The Company and its subsidiaries own, or have obtained valid licenses for, or other rights, consents or authorizations to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other intellectual property described in the Time of Sale Information and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights, consents or authorizations would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) to the Company’s knowledge, there are no third parties who have established or will be able to establish ownership rights to any Intellectual Property, except for third party owners of any Intellectual Property that the Company or any of its subsidiaries use pursuant to a license or other right, consent or authorization; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property owned by the Company or any of its subsidiaries; (iii) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by third parties challenging the Company’s rights in or to any Intellectual Property; (iv) there is no pending, or, to the Company’s knowledge, threatened action, suit, proceeding or claim by third parties challenging the validity, enforceability or scope of any Intellectual Property owned by the Company or any of its subsidiaries; (v) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by third parties that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other intellectual property rights of third parties; and (vi) the Company and its subsidiaries are in compliance with the terms of each agreement pursuant to which Intellectual Property is currently licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect.

(v) The Company and its officers and directors are in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(w) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Time of Sale Information and the Prospectus.

(x) The documents filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus at the time they were filed, or hereafter are filed, with the Commission complied and will comply as to form in all material respects with the requirements of the Exchange Act.

(y) The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official or employee, any foreign political party or official thereof or any candidate for foreign political office from corporate funds; (iii) violated or has taken any action, directly or indirectly, that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(aa) The operations of the Company and its subsidiaries, to the knowledge of the Company, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged and are not now knowingly engaging in any unlawful dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned Country, which dealings or transactions would be of the character necessary to be disclosed in each of the Time of Sale Information and the Prospectus in order to make the statements therein not misleading.

2. Purchase and Sale. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the location, date and time specified in Schedule I hereto (or such later date not later than five Business Days (as hereinafter defined) after such specified date as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer in same day funds or as otherwise agreed by the Company and the Representatives. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full Business Day in advance of the Closing Date. The term “Business Day” means each day which is neither a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to be closed.

The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 p.m. on the Business Day prior to the Closing Date.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the later of (i) termination of the offering of the Securities as determined by the Representatives and as evidenced by written notice thereof to the Company from the Representatives or (ii) the Closing Date, the Company will not file any amendment of the Registration Statement or supplement the Prospectus, and will not use, authorize, approve, refer to or file any Issuer Free Writing Prospectus (other than as listed on Schedule III hereto), unless the Company has furnished the Representatives a copy for the Representatives’ review and the Representatives have consented to such amendment or supplement or the use of such materials, such consent not to be unreasonably withheld. Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act. The Company will promptly advise the Representatives (i) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use all reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Company will comply with the Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Time of Sale Information and the Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or such delivery is required but for Rule 172 under the Act) (the “Prospectus Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Time of Sale Information or the Prospectus in order that the Time of Sale Information or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Time of Sale Information or the Prospectus, as the case may be, in order to comply with the requirements of the Act, the Company will promptly notify the Underwriters thereof and promptly prepare and file with the Commission (to the extent required), subject to the first sentence of paragraph (a) of this Section 4, and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information which will correct such statement or omission or which will effect such compliance.

(c) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement as originally filed and a signed copy of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and a signed copy of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Representatives. The Registration Statement and each amendment thereto furnished to the Representatives will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) The Company will advise the Representatives promptly, and confirm such advice in writing, of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Prospectus or any other written materials or, to the Company’s knowledge, the initiation or threatening of any proceeding for that purpose.

(e) The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Time of Sale Information (including exhibits thereto) and each amendment thereto and as many copies of the Prospectus and any amendments thereof and supplements thereto and documents incorporated by reference therein as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering unless otherwise agreed with the Representatives. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

(h) The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Schedule III, and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(i) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(i).

(j) If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its reasonable efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(k) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rules 456(b)(1) and 457(r) of the Act.

(l) During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(m) Until the Business Day following the Closing Date, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of any debt securities of the Company which mature more than one year following the Closing Date and which are substantially similar to the Securities.

(n) The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through the Depositary Trust Company.

(o) In connection with the offering and sale of Securities, neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that could be reasonable be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, at the Time of Sale and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) The Company shall have furnished to the Representatives the opinion and negative assurance letter of DLA Piper LLP (US), counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(c) The Company shall have furnished to the Representatives the opinion of Joan Stafslien, General Counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(d) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Time of Sale Information, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer of the Company dated the Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(iv) since the date of the most recent financial statements included in the Time of Sale Information and the Prospectus, there has been no material adverse change, or development involving a prospective material adverse change, in the financial condition, earnings, business, management, properties or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus.

(f) (i) On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives letters, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date and (ii) on the date of this Agreement and on the Closing Date, PWC shall have furnished to the Representatives letters, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.

(g) Subsequent to the respective dates as of which information is given in the Time of Sale Information (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto) and prior to the Closing Date, there shall not have been any change, or any development involving a prospective change, in or affecting the financial condition, business, management, properties or results of operations of the Company and its subsidiaries on a consolidated basis, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical to proceed with the offering or the delivery of the Securities as contemplated by the Time of Sale Information and the Prospectus.

(h) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the ratings of any of the Company’s debt securities, by any “nationally recognized statistical rating organization,” as such term is defined by the Commission in Section 3(a)(62) of the Exchange Act or any public announcement by any such organization that it has under surveillance or review with possible negative implications, its rating of any of the Company’s debt securities (or proposed rating of the Securities).

(i) If the Registration Statement and/or the offering of the Securities has been filed with the Financial Industry Regulatory Authority (“FINRA”) for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled to the reasonable satisfaction of the Representatives when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be to the reasonable satisfaction of the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company by telephone or in the manner described in Section 13 hereof.

6. Expenses. (a) The Company covenants and agrees with the Representatives that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation and printing of the Time of Sale Information and the Prospectus and amendments and supplements thereto and any documents incorporated therein by reference and the mailing and delivery of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Indenture, the DTC Agreement, any blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with any blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, the Representatives will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any post-closing advertising expenses connected with the Securities.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable and detailed out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Prospectus, the Time of Sale Information or any Company Supplemental Disclosure Document, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them as such expenses are incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under Sections 8(a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections 8(a) and (b) hereof except to the extent that the indemnifying party is materially prejudiced by such omission through the forfeiture of substantial claims or defenses.

In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel (which shall not be unreasonably withheld or delayed), the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of subsection (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified parties against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of total underwriting discounts and commissions actually received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriter or Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any securities of the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange, American Stock Exchange or The Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared either by Federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities.

11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person affiliated with the Company. Additionally, in connection with the offering of the Securities, neither the Representatives nor any other Underwriter is advising the Company or any other person affiliated with the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telexed and confirmed to it, at the addresses specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telexed and confirmed to it at 3750 Torrey View Court, San Diego, California 92130, Attention: General Counsel.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of the Securities from any of the Underwriters.

15. Submission to Jurisdiction. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in The City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

CAREFUSION CORPORATION

/s/ James F. Hinrichs
By: James F. Hinrichs
Title: Chief Financial Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first specified above

BARCLAYS CAPITAL INC.

/s/ Pamela Kendall
By: Pamela Kendall
Title: Director

J.P. MORGAN SECURITIES LLC

/s/ Stephen L. Scheiner
By: Stephen L. Scheiner
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

/s/ Doug Muller
By: Doug Muller
Title: Managing Director

For themselves and the other

several Underwriters named in

Schedule II to this Agreement.

SCHEDULE I

Representatives (including address for notice):

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Facsimile: (212) 834 6081

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

12th Floor

NY1-050-12-01

New York, NY 10020

Attention: High Grade Debt Capital Markets

Facsimile: 212-901-7881

Title and Purchase Price of the Securities:

Title:	1.450% Senior Notes due 2017 (the “2017 Notes”)

3.875% Senior Notes due 2024 (the “2024 Notes”)

4.875% Senior Notes due 2044 (the “2044 Notes”)

Principal Amount and Currency:	$300,000,000 2017 Notes

$400,000,000 2024 Notes

$300,000,000 2044 Notes

Issue Price:	$299,583,000 (99.861% of Principal Amount) for the 2017 Notes

$399,348,000 (99.837% of Principal Amount) for the 2024 Notes

$297,945,000 (99.315% of Principal Amount) for the 2044 Notes

Underwriters’ Discount:	$1,350,000 (0.450% of Principal Amount) for the 2017 Notes

$2,600,000 (0.650% of Principal Amount) for the 2024 Notes

$2,625,000 (0.875% of Principal Amount) for the 2044 Notes

Purchase Price:	$298,233,000 (99.411% of Principal Amount) for the 2017 Notes

$396,748,000 (99.187% of Principal Amount) for the 2024 Notes

$295,320,000 (98.440% of Principal Amount) for the 2044 Notes

Closing Date, Time and Location:

May 22, 2014 at 10:00 a.m.

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Day Count: 30/360

SCHEDULE II

Underwriters

Underwriters	Principal Amount of 2017 Notes to Be Purchased	Principal Amount of 2024 Notes to Be Purchased	Principal Amount of 2044 Notes to Be Purchased
Barclays Capital Inc.	$49,500,000	$66,666,000	$49,010,000
J.P. Morgan Securities LLC	$49,500,000	$66,667,000	$49,010,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$49,500,000	$66,667,000	$49,010,000
Morgan Stanley & Co. LLC	$42,000,000	$24,000,000	$30,990,000
Deutsche Bank Securities Inc.	$35,250,000	$24,000,000	$30,990,000
Mitsubishi UFJ Securities (USA), Inc.	$35,250,000	$24,000,000	$30,990,000
HSBC Securities (USA) Inc.	$12,000,000	$44,000,000	$18,000,000
U.S. Bancorp Investments, Inc.	$12,000,000	$44,000,000	$18,000,000
Banca IMI S.p.A.	$7,500,000	$20,000,000	$12,000,000
UBS Securities LLC	$7,500,000	$20,000,000	$12,000,000
Total	$300,000,000	$400,000,000	$300,000,000

SCHEDULE III

Form of Final Term Sheets

Pricing Term Sheet

Dated May 15, 2014

$1,000,000,000

CareFusion Corporation

$300,000,000 1.450% Notes due 2017

$400,000,000 3.875% Notes due 2024

$300,000,000 4.875% Notes due 2044

Issuer:	CareFusion Corporation

Expected Ratings* S&P: Moody’s: Fitch:	[INTENTIONALLY OMITTED]

Trade Date:	May 15, 2014

Settlement Date:	May 22, 2014 (T+5)

Joint Book-Running Managers:

Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith

Incorporated, and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc with respect to the 2017 Notes

Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith

Incorporated, and Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc. with respect to the 2024 Notes

Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith

Incorporated, and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc with respect to the 2044 Notes

Co-Managers:

HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc., Banca IMI S.p.A. and UBS Securities LLC with respect to the 2017 Notes

Deutsche Bank Securities Inc., Mitsubishi UFJ Securities (USA), Inc., Banca IMI S.p.A. and UBS Securities LLC with respect to the 2024 Notes

HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc., Banca IMI S.p.A. and UBS Securities LLC with respect to the 2044 Notes

1.450% Notes due 2017

Principal Amount:	$300,000,000

Title of Securities:	1.450% Notes due 2017

Final Maturity Date:	May 15, 2017

Issue Price:	99.861% of face amount

Benchmark Treasury:	0.875% due May, 2017

Benchmark Treasury Price and Yield:	100-07 1⁄4 ; 0.798%

Spread to Benchmark Treasury:	+70 basis points

Yield to Maturity:	1.498%

Interest Rate:	1.450%

Interest Payment Dates:	May 15 and November 15 of each year, commencing November 15, 2014

Optional Redemption Provision:	Make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value thereof at the treasury rate plus 10 basis points; plus, in each case, accrued and unpaid interest to the date of redemption.

CUSIP: ISIN:	14170T AL5 US14170TAL52

3.875% Notes due 2024

Principal Amount:	$400,000,000

Title of Securities:	3.875% Notes due 2024

Final Maturity Date:	May 15, 2024

Issue Price:	99.837% of face amount

Benchmark Treasury:	2.500% due May, 2024

Benchmark Treasury Price and Yield:	100-01+; 2.495%

Spread to Benchmark Treasury:	+140 basis points

Yield to Maturity:	3.895%

Interest Rate:	3.875%

Interest Payment Dates:	May 15 and November 15 of each year, commencing November 15, 2014

Optional Redemption Provision:	Prior to February 15, 2024 (three months prior to their maturity date), make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value thereof at the treasury rate plus 25 basis points; on and after February 15, 2024 at 100% of the principal amount of the notes being redeemed; plus, in each case, accrued and unpaid interest to the date of redemption.

CUSIP: ISIN:	14170T AM3 US14170TAM36

4.875% Notes due 2044

Principal Amount:	$300,000,000

Title of Securities:	4.875% Notes due 2044

Final Maturity Date:	May 15, 2044

Issue Price:	99.315% of face amount

Benchmark Treasury:	3.625% due February, 2044

Benchmark Treasury Price and Yield:	105-24; 3.319%

Spread to Benchmark Treasury:	+160 basis points

Yield to Maturity:	4.919%

Interest Rate:	4.875%

Interest Payment Dates:	May 15 and November 15 of each year, commencing November 15, 2014

Optional Redemption Provision:	Prior to November 15, 2043 (six months prior to their maturity date), make-whole call at any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value thereof at the treasury rate plus 25 basis points; on and after November 15, 2043 at 100% of the principal amount of the notes being redeemed; plus, in each case, accrued and unpaid interest to the date of redemption.

CUSIP: ISIN:	14170T AK7 US14170TAK79

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “Commission”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the Commission’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at 888-603-5847 or J.P. Morgan Securities LLC at 212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322.

SCHEDULE IV

Issuer Free Writing Prospectuses

1. Final Term Sheet dated May 15, 2014.

SCHEDULE V

Company Supplemental Disclosure Documents

1. Electronic Roadshow dated May 2014.

Exhibit A

FORM OF OPINION TO BE DELIVERED BY DLA PIPER

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted as described in the Registration Statement, the Time of Sale Information and the Prospectus.

2. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Underwriting Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly and validly executed and delivered by the Company.

3. The Company has all requisite corporate power and authority to execute and deliver the Notes. The execution and delivery of the Notes by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Notes have been duly and validly executed and delivered by the Company and, when delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement (assuming the due authentication thereof by the Trustee), will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4. The Company has all requisite corporate power and authority to execute and deliver the Third Supplemental Indenture and to perform its obligations thereunder. The execution, delivery and performance of the Third Supplemental Indenture by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly qualified under the Trust Indenture Act and the Third Supplemental Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Base Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

A-1

5. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Notes, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.

6. The execution and delivery by the Company of the Indenture, the Notes and the Underwriting Agreement and performance of its obligations thereunder will not conflict with, constitute a default under, or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of the contracts listed on Schedule A, (iii) New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which we are aware.

7. The statements set forth in the Time of Sale Information and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Notes and the Indenture, are accurate in all material respects.

8. The statements in the Time of Sale Information and the Prospectus under the caption “Certain U.S. Federal Income Tax Consequences,” insofar as they constitute statements of U.S. federal income tax law or legal conclusions with respect thereto, constitute, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

9. The Company is not, nor immediately after the sale of the Notes and the application of the proceeds from such sale (as described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

10. The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus contained in the Time of Sale Information and the Prospectus, in each case, including the documents incorporated therein by reference, and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Date (other than the exhibits, financial statements and related schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act; it being understood, however, we express no view with respect to Regulation S-T promulgated under the Securities Act.

11. The Registration Statement was automatically effective upon filing with the Commission under the Securities Act on May 12, 2014. To our knowledge, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b). The required filing of each Issuer Free Writing Prospectus contained in the Time of Sale Information pursuant to Rule 433 under the Securities Act has been made in the manner and within the time period required by such Rule 433.

FORM OF NEGATIVE ASSURANCE LETTER TO BE DELIVERED BY DLA PIPER

Based upon our participation described above, we advise you that nothing has come to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of the time it became effective or is deemed to have become effective under Section 11(d) of the Act and Rule 430(B) thereunder contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus (other than the financial statements, schedules and other financial data contained therein or omitted therefrom, as to which we express no view), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

FORM OF OPINION TO BE DELIVERED BY CAREFUSION IN-HOUSE COUNSEL

1. To the best of my knowledge, there are (i) no legal or governmental proceedings pending or threatened that would need to be described in the Time of Sale Information or the Prospectus and (ii) no contract or document of a character required to be described in the Time of Sale Information or the Prospectus which are not described as required.

2. Based upon my participation in the preparation of the Time of Sale Information and the Prospectus and upon my review and discussion of the contents thereof, nothing has come to my attention that would lead me to believe that the Time of Sale Information at the Time of Sale (which I assume to be the date of the Agreement) contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In making the statements in the immediately proceeding sentence, I am not expressing any opinion on the financial statements or financial exhibits and other financial data included therein or omitted therefrom and I am not responsible for the adequacy or accuracy of the derivation or compilation from the Company’s accounting records of the financial data included in the Time of Sale Information or the Prospectus.